Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with each other of the attached Statement on Schedule 13D and to all amendments to such Statement.

IN WITNESS WHEREOF, the undersigned hereby executed this Agreement as of this 8th day of November, 2017.

TEMASEK HOLDINGS (PRIVATE) LIMITED

By:	/s/ Christina Choo Soo Shen
Name: Christina Choo Soo Shen
Title: Authorized Signatory

SINGAPORE TECHNOLOGIES TELEMEDIA PTE LTD

By:	/s/ Chan Jen Keet
Name: Chan Jen Keet
Title: Company Secretary

STT COMMUNICATIONS LTD

By:	/s/ Chan Jen Keet
Name: Chan Jen Keet
Title: Company Secretary

STT CROSSING LTD

By:	/s/ Johnny Ong Seng Huat
Name: Johnny Ong Seng Huat
Title: Director